Exhibit 99.3

Third Quarter 2003 Financial Results November 7, 2003

Safe Harbor Statement The information contained in this document is as of the date of this press release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information or future events or developments. Words such as "anticipate," "believe," "expect," "projected" and "goals" signify forward- looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This press release contains forward-looking statements about DTE Energy's financial results and estimates of future prospects, and actual results may differ materially. Factors that may impact forward-looking statements include, but are not limited to, timing and extent of changes in interest rates; access to the capital markets and capital market conditions and other financing efforts which can be affected by credit agency ratings requirements; ability to utilize Section 29 tax credits or sell interest in facilities producing such credits; the level of borrowings; the effects of weather and other natural phenomena on operations and actual sales; economic climate and growth in the geographic areas in which DTE Energy does business; unplanned outages; the cost of protecting assets against or damage due to terrorism; nuclear regulations and risks associated with nuclear operations; the grant of rate relief by the MPSC for the utilities; changes in the cost of fuel, purchased power and natural gas; the effects of competition; the implementation of electric and gas customer choice programs; the implementation of electric and gas utility restructuring in Michigan; environmental issues, including changes in the climate, and regulations, and the contributions to earnings by non-regulated businesses. This press release should also be read in conjunction with the forward-looking statements in DTE Energy's, MichCon's and Detroit Edison's 2002 Form 10-K Item 1, and in conjunction with other SEC reports filed by DTE Energy, MichCon and Detroit Edison.

Participants Dave Meador Senior Vice President & Chief Financial Officer Mike Champley Senior Vice President - Regulatory Affairs Dan Brudzynski Vice President & Controller Nick Khouri Vice President & Treasurer Peter Pintar Director of Investor Relations

Outline Q3 Results 2003 Update Business Outlook

Summary The year continues to be challenging, with negative impacts from customer choice, weather, healthcare and benefits Although these are external factors, we will continue to drive cost reductions across the enterprise Recent successful resolution of the IRS/PLR issue The low end of our previous operating earnings guidance of $3.10 - $3.30 per share is still achievable, but requires significant effort In addition to operational performance, our key near-term priorities are Customer Choice, rate cases, PSCR and sale of synfuel interests Our balance sheet and liquidity position remain sound We are encouraged by the proposed Energy Bill, but the final outcome remains uncertain We continue to pursue growth projects in on-site energy, waste coal recovery and coal bed methane that require modest upfront capital

Q3 2003 Operating Earnings per Diluted Share 168M avg shares outstanding Increasing margin loss due to customer choice Weather slightly above normal Lower purchased power costs Lost margin due to blackout Increased regulatory deferrals Increased pension and benefit costs and uncollectable expenses Unrealized gains in Co-Energy portfolio Synfuel production on target Holding Company Regulated Electric Non-Regulated* $0.31 Regulated Gas ($0.27) $0.67 Q3 2003 Operating Earnings Legal Entity View * Includes Energy Technology Investments ($0.04) $0.67 Key Drivers: NOTE: Reconciliation to GAAP reported numbers is located on slide 8

Regulated Non Regulated Power Generation Energy Services Coal Services Biomass Energy Energy Marketing & Trading Energy Resources Power Distribution DTE Energy Technologies Energy Distribution Gas Distribution Non Reg Energy Gas Energy Gas Holding Company Energy Tech Investments Corporate & Other Operating Earnings per Share $0.73 ($0.20) $0.19 ($0.05) $0.46 $0.14 $0.21 $0.01 $0.01 $0.14 ($0.02) $0.07 ($0.01) ($0.04) $0.67 Q3 2003 Operating Performance Business Unit View Overheads & Other ($0.03) ($0.27) NOTE: Reconciliation to GAAP reported numbers is located on slide 8

Q3 2003 vs. Q3 2002 Variance Analysis of Operating Results

August Blackout Impact $14 $25-30 $39- $44 Pre-Tax Impact (Millions) $0.06 $0.10 - $0.11 Lost Margin Direct Blackout Costs EPS Impact Not seeking recovery and this impact is reflected in Q3 operating earnings We recently filed an application at the MPSC to defer these costs We anticipate booking a regulatory asset in Q4 2003 or Q1 2004 Costs included in reported earnings, but adjusted out for operating earnings Lost Margin Direct Blackout Costs

Outline Q3 Results 2003 Update Business Outlook

2003 Overview We feel that the lower end of our operating earnings guidance range of $3.10 - $3.30 per share is still achievable, but will be challenging Our guidance assumes the following factors: Continued movement to electric choice (up to 13% of total load) Regulatory deferral of $40M for choice lost margin Synfuel production of 12.4M tons, synfuel net income of $177M Normal weather No additional storms

Choice $268 $177 (34%) Detroit Edison Year-to-Date Overview Operating earnings are down 34% from comparable 2002 levels Key drivers include: very favorable weather in 2002 margin loss due to choice incremental territory growth increased regulatory deferrals due to choice, environmental and securitization higher O&M expense primarily due to pension and benefits and higher generation maintenance Operating Earnings* ($ millions) (63) (28) 12 29 (28) (13) Weather Service Area Growth Regulatory Deferrals Pensions & Benefits Generation Maintenance 2002 YTD 2003 YTD * Reconciliation to reported earnings included in the appendix

Financial Impact of Electric Choice 2000 2001 2002 $0 $15 $50 $80-100 * Detroit Edison Pre-Tax Margin Loss (Millions) $140-200 * 2003E 2004E 2000 2001 2002 2003E 210 1,085 2,990 5,300 - 6,400 * Detroit Edison Customer Choice Penetration (GWh) 8,940 - 11,200 * 2004E * Low end of range is estimate contained in Detroit Edison rate case. High end of range is based on current company estimates.

2002 YTD Operating Earnings* ($ millions) $31 MichCon Year-to-Date Overview 3 (24) 20 $22 Operating earnings are down 29% from comparable 2002 levels Key drivers include: Colder year over year weather Significant increases in pension and benefit cost more than offset the improvements in gross margin * Reconciliation to reported earnings included in the appendix (8) (29%) Weather Pensions & Benefits Uncollectable Expense Other 2003 YTD

Synfuel Results Q1 Q2 Q3 Q4* 2002 1.4 1.3 2 4.1 2003 4.3 4.4 1.7 2 Synfuels Produced (millions of tons) Net Income Q1 Q2 Q3 Q4* 2002 22 18 28 68 2003 56 62 27 32 Synfuels Net Income ($millions) * Q4 2003 - forecasted production and net income Total Synfuel Production 2002: 8.8M tons 2003: 12.4M tons Total Synfuel Net Income 2002: $136M 2003: $177M

2003 Operating Earnings Outlook EPS $3.10 ($ millions) Regulated Electric Regulated Gas Non- Regulated Cost Reductions Corporate $255 $55 $225 $15 ($28) $522 $3.10 per share, the low end of our guidance, still appears to be achievable but is dependent on a number of key drivers: Note: A reconciliation from Operating Earnings to Reported Earnings is in the appendix Continued cost containment Level of choice penetration Strength of the economy Weather Non-regulated performance

DTE Energy Cash Flows 2002A 2003P Cash from Operations $974 $950 Capital Expenditures (984) (840) Dividends (338) (350) Asset Sales 41 700 Cash Flow ($307) ($ millions) Cash from Operations is expected to reach $950M this year, below our original estimate. The lower forecast reflects: weak utility earnings due to mild weather and increased customer choice storms/blackout costs delayed sale of synfuel interests In addition, a series of non-repeating items, such as the $222M pension fund contribution, lowered Cash from operations in 2003 Cash from operations is expected to improve in 2004. Sale of synfuel interests will improve cash by $200M to $300M. Substantial interim rate relief is necessary to improve the utilities' cash position We will likely make a pension contribution in 2004. One option is to fund the contribution with company stock $460

DTE Energy Balance Sheet DTE Energy's leverage End of Q3 2003: 51.6%* Projected year-end 2003: 51-52%* Recently completed renewal of $1.3B revolver: Oversubscribed by $360 million 9 banks increased their commitments 4 new banks participated Liquidity of $1.3B plus $200M Detroit Edison receivable facility. Approximately $400M of commercial paper outstanding. DTE Energy Leverage* 48% 49% 50% 51% 52% 53% 54% 55% 56% 1999 2000 2001 2002 2003 Targeted 50-55% Range * Excludes securitization debt, MichCon seasonal borrowings, and certain hybrid debt 2003 Forecast 51-52%

Outline Q3 Results 2003 Update Business Outlook

2004 Outlook Detroit Edison net income is highly dependent on: Timing and amount of rate relief Implementation of PSCR Resolution of customer choice MichCon net income is highly dependent on the timing and amount of rate relief Non-regulated net income will be driven by: Timing and number of synfuel interests sold and synfuel production levels Growth in coal bed methane, waste coal recovery and on-site energy projects We will provide additional guidance early next year when there is more clarity on these issues Manner in which Energy Bill is resolved

Regulatory Update

DTE Energy

Issue	Latest News
PSCR Reinstatement	Briefs were filed on 10/17, and reply briefs filed on 10/31. Anticipate MPSC order before year end
Blackout Cost Recovery	Filed application on 10/24 for authority to defer costs for a future rate proceeding
Elimination of Choice Transition Credit	Filed application on 10/20 to eliminate subsidies to choice customers and use funds for low income assistance. Anticipate MPSC decision in December.
Detroit Edison Rate Case	Schedule calls for MPSC Staff report on interim rate relief on December 12. MPSC decision anticipated after February 10
MichCon Rate Case	Prehearing conference scheduled for December 10 to set case schedule
MichCon 2002 GCR Reconciliation	Hearing scheduled for 11/17 & 18. MPSC order anticipated mid-2004

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Energy Bill Update Certain provisions in the proposed Energy Bill, if enacted, could benefit DTE Energy: Potential extension of tax credits for fuel produced from non- conventional sources, including coke, coal bed methane, Antrim shale and landfill gas Proposed tax credits for production of refined coal if certain emission reduction targets are met Incentives to encourage continued development of fuel cells and distributed generation technology We are encouraged by the opportunities provided by these provisions, but the impact on 2004 depends on the final provisions of the bill

Summary The low end of our operating earnings guidance of $3.10 - $3.30 per share remains achievable, but challenging Continued negative financial impacts at the utilities stress the need for speedy resolution of the rate cases and the restructuring of Michigan's flawed Electric Choice program Non-regulated earnings and cash flows are expected to grow with the successful resolution of the IRS/PLR issue, and with new investments in waste coal recovery and coal bed methane Energy Bill provisions provide potential upside going forward Despite the current uncertainties surrounding the regulated business, the balance sheet remains sound

Appendix

Reconciliation of Legal Entity Operating Earnings Guidance to Reported Earnings Guidance Non-regulated Businesses Operating Earnings Guidance FAS 143 asset retirement obligations Reported Earnings Guidance $225 (3) $222 Regulated Gas Operating Earnings Guidance Reserve for disallowance of gas costs FAS 143 asset retirement obligations Reported Earnings Guidance $55 (17) (1) $37 Regulated Electric Operating Earnings Guidance Loss on Thermal divestiture FAS 143 asset retirement obligations Discontinued operations - ITC Income from operations Gain on sale $255 (14) (6) 5 63 Corporate Operating Earnings Guidance FAS 143 asset retirement obligations DTE Foundation Contribution Reported Earnings Guidance ($28) (1) (10) ($39) ($ millions) $303 Reported Earnings Guidance

Reconciliation Year-to-Date Operating Earnings to Year-to-Date Reported Earnings ($ millions) MichCon YTD Operating Earnings Detroit Edison YTD Operating Earnings Reported Earnings Guidance $27 $177 Loss on Thermal divestiture FAS 143 asset retirement obligations August 2003 blackout costs $141 16 6 14 FAS 143 asset retirement obligations Reported Earnings Guidance $22 5

Quarterly Effective Tax Rate Adjustment Each quarter an accounting adjustment is made to reconcile back to DTE's overall effective rate for the year The effective tax rate adjustments net to zero for the total year This adjustment is recognized in reported earnings but is removed from operating earnings Variables which affect this adjustment include: the amount and profile of pre-tax earnings the level and calendarization of tax credits generated Changes in the synfuel production profile has significantly impacted the size of the adjustments in 2003 $ millions Q1 Q2 Q3 Q4* 2002 11 -25 19 -5 2003 -45 -107 82 70 * Q4 2003 - forecasted effective tax rate adjustment